                                                                   EXHIBIT 14(a)

                                AUDITORS' CONSENT



The Board of Directors of
     The ARCH Fund,Inc.:


We consent to the use of our reports incorporated by reference dated November 6, 1996 for the Arrow Funds as of September 30, 1996 and for the periods indicted therein and dated January 22, 1997 for The ARCH Fund, Inc. as of November 30, 1996 and for the periods indicted therein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information incorporated by reference herein as well as the reference to our firm under the heading "Financial Statements" included herein.




                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                  KPMG Peat Marwick LLP



Columbus, Ohio
August 12, 1997